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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 23, 2000
                                                        (August 18, 2000)


                             TORCHMARK CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                            1-8052             63-0780404
     (State or other              (Commission File No.)     (I.R.S. Employer
     jurisdiction of                                        Identification No.)
     incorporation)


              2001 Third Avenue South, Birmingham, Alabama  35233
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (205) 325-4200


                                      None
         (Former name or former address, if changed since last report)



                           Index of Exhibits page 2.

                  Total number of pages in this report is 3.
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Item 5    Other Events.
------    -------------

On August 18, 2000, a jury in Barbour County, Alabama Circuit Court returned a verdict of $100,000 compensatory damages and $3.5 million in punitive damages against Torchmark Corporation's subsidiary, Liberty National Life Insurance Company in Carter v. Liberty National Life Insurance Company (Civil Action No.
           -------------------------------------------------
CV-99-026).  An individual lawsuit filed in March 1999, the Carter case involved
                                                            ------
allegations of fraud, misrepresentation, suppression and negligent/wanton agent hiring, training and supervision practices by Liberty in connection with the sale of an interest sensitive life insurance policy. The plaintiff had asserted that the policy had been purchased based upon agent representations that it would become paid-up or self sustaining after a specified number of years. Liberty will pursue all available motions for post trial and appellate relief in this case.

Item 7    Financial Statements and Exhibits.
------    ----------------------------------

          (a) Financial statements of businesses acquired.

              N/A

          (b) Pro forma financial information.

              N/A

          (c) Exhibits

              None
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                                   SIGNATURE
                                   ---------



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                TORCHMARK CORPORATION


Date:  August 23, 2000                          By: /s/ Larry M. Hutchison
       ---------------                             -----------------------------
                                                    Larry M. Hutchison
                                                    Executive Vice President and
                                                    General Counsel